Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569

                      Prospectus Supplement

      The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Security-holders" table in the Prospectus Supplement dated February 25, 1998:

                                                Principal Amount
                                                 of Registered
                  Selling Holders                    Notes
----------------------------------------------  ----------------
Key Asset Management, Inc.....................      $200,000
----------------------------------------------  ----------------
Total of Above................................      $200,000
                                                ================

      The "Selling Securityholder" table in the Prospectus, as supplemented, is amended so that the principal amount of registered Notes held by Morgan Stanley Dean Witter is decreased from $2,530,000 to $2,250,000.






      This Prospectus Supplement is dated December 28, 1998.